Exhibit 99.1

INSTALLED BUILDING PRODUCTS RELEASES INAUGURAL ENVIRONMENTAL,

SOCIAL AND GOVERNANCE REPORT

Columbus, Ohio, October 18, 2021. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the release of the Company’s inaugural Environmental, Social and Governance (“ESG”) report, which has been posted on the Company’s website (www.installedbuildingproducts.com) under the Who We Are – Sustainability section. The report details the Company’s ideals and endeavors regarding important ESG policies and highlights the actions IBP is pursuing to create a more sustainable future.

“I am proud to announce the publication of IBP’s inaugural ESG report. Since IBP was founded in the 1970s with a single branch location in Columbus, Ohio, our culture has been built around a core business tenet of treating others as you would like to be treated. We believe showing compassion, respect, and support for our employees, communities, customers, vendors, and shareholders is an important component of our past and future success,” stated Jeff Edwards, Chairman and Chief Executive Officer.

“As one of the nation’s largest insulation installers, IBP plays a crucial role in the residential and commercial construction industries. The installation of insulation is a critical component of energy conservation because it is the best way to prevent energy waste in most homes and commercial structures. Beyond our service offerings, we also recognize that as a good corporate citizen, we have a responsibility to protect the environment for current and future generations. Our inaugural ESG report highlights the environmental benefits of insulation and outlines our expectations for reducing Greenhouse Gas emissions by 2030, consistent with certain emission reduction timing targets within the Paris Agreement.”

“Our Board of Directors recognizes the critical importance of ESG initiatives and throughout our organization we are committed to servicing all IBP stakeholders. Programs underway include transitioning to carbon-free energy sources, reducing landfill waste, and increasing recycling at our facilities. In 2019, we also launched the Installed Building Products Foundation which provides educational scholarships, an employee emergency assistance fund, and a fund to support matching grants for employee donations of time or money. Through the matching grant program, IBP partners with non-profits involved in building and renovating homes for those in need. As our ESG program expands, I am excited by the opportunities we have to create additional value for our employees, communities, customers, vendors, and shareholders,” concluded Mr. Edwards.

The ESG Report highlights IBP’s achievements and progress in managing its environmental impact and provides a comprehensive overview of diversity and inclusion initiatives, training and development programs, and employee health and safety practices as well as other sustainable business practices.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, our ESG initiatives and the expected impact thereof, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings.. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, the economy and the markets we serve; general economic and industry conditions; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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